Exhibit 8.1

LIST OF SUBSIDIARIES

(as of March 31, 2021)

NAME OF ENTITY	JURISDICTION OF INCORPORATION
CHIEF Telecom Inc.	Taiwan, R.O.C.
Unigate Telecom Inc.	Taiwan, R.O.C.
CHYP Multimedia Marketing & Communications Co., Ltd.	Taiwan, R.O.C.
Chunghwa Investment Co., Ltd.	Taiwan, R.O.C.
Chunghwa Precision Test Tech. Co., Ltd.	Taiwan, R.O.C.
Chunghwa System Integration Co., Ltd.	Taiwan, R.O.C.
Light Era Development Co., Ltd.	Taiwan, R.O.C.
Senao International Co., Ltd.	Taiwan, R.O.C.
Youth Co., Ltd.	Taiwan, R.O.C.
ISPOT Co., Ltd.	Taiwan, R.O.C.
Youyi Co., Ltd.	Taiwan, R.O.C.
Aval Technologies Co., Ltd.	Taiwan, R.O.C.
Wiin Technology Co., Ltd.	Taiwan, R.O.C.
SENYOUNG Insurance Agent Co., Ltd.	Taiwan, R.O.C.
Senaolife Insurance Agent Co., Ltd.	Taiwan, R.O.C.
Spring House Entertainment Tech. Inc.	Taiwan, R.O.C.
Honghwa International Co., Ltd.	Taiwan, R.O.C.
Chunghwa Sochamp Technology Inc.	Taiwan, R.O.C.
Smartfun Digital Co., Ltd.	Taiwan, R.O.C.
Chunghwa Leading Photonics Tech Co., Ltd.	Taiwan, R.O.C.
CHT Security Co., Ltd.	Taiwan, R.O.C.
International Integrated Systems, Inc.	Taiwan, R.O.C.
Unitronics Technology Corp.	Taiwan, R.O.C.
Prime Asia Investments Group Ltd.	British Virgin Islands
Donghwa Telecom Co., Ltd.	Hong Kong
Senao International HK Limited	Hong Kong
Chunghwa Hsingta Co., Ltd.	Hong Kong
International Integrated Systems (Hong Kong) Limited	Hong Kong
Chunghwa Telecom Japan Co., Ltd.	Japan
CHPT Japan Co., Ltd.	Japan
IISI Investment Co., Ltd.	Mauritius
Leading Tech Co., Ltd.	Mauritius
Leading Systems Co., Ltd.	Mauritius
Chief International Corp.	Samoa Islands
Senao International (Samoa) Holding Ltd.	Samoa Islands
Chunghwa Precision Test Tech. International, Ltd.	Samoa Islands
Infoexplorer International Co., Ltd.	Samoa Islands
Chunghwa Telecom (China), Co., Ltd.	People’s Republic of China
Senao International Trading (Shanghai) Co., Ltd.	People’s Republic of China
Shanghai Taihua Electronic Technology Limited	People’s Republic of China
Su Zhou Precision Test Tech. Ltd.	People’s Republic of China
Shanghai Chief Telecom Co., Ltd.	People’s Republic of China
International Integrated Systems Inc. (Shanghai)	People’s Republic of China
Huiyu Shanghai Management Consultancy Co., Ltd.	People’s Republic of China
Chunghwa Telecom Singapore Pte., Ltd.	Singapore
Chunghwa Telecom Global, Inc.	United States of America
Chunghwa Precision Test Tech USA Corporation	United States of America
Chunghwa Telecom Vietnam Co., Ltd.	Vietnam
Chunghwa Telecom (Thailand) Co., Ltd.	Thailand